Exhibit 10.03

AGREEMENT TO FORFEIT NON-QUALIFIED STOCK OPTIONS

THIS AGREEMENT, entered into this 15th day of December, 2008 (the “Agreement Date”), is by and between (Employee Name) (the “Employee”) and Caraustar Industries, Inc. (the “Company”).

WHEREAS, the Company has adopted and sponsors the Caraustar Industries, Inc. 2003 Long-Term Equity Incentive Plan (the “Plan”), under which the Company is permitted to grant equity based incentive compensation to its employees; and

WHEREAS, one of the forms of equity based compensation that may be granted under the Plan is non-qualified stock options; and

WHEREAS, pursuant to Non-Qualified Stock Option Award Agreement(s) entered into by and between the Company and the Employee under the Plan on the following award dates, the Company granted the Employee the stated number of non-qualified stock options, of which the stated number of options were unexercised as of the Agreement Date:

Award Date	Number of Stock Options	Unexercised Options On Agreement Date
[Various]	[Various]	[Various]

WHEREAS, the Employee and the Company agree that the non-qualified stock options that are unexercised as of the Agreement Date (the “Unexercised Options”) have little or no value based on the Exercise Price for such Unexercised Options under the Award Agreement(s) and the current market conditions; and

WHEREAS, under the Plan, there are limits on the number of non-qualified stock options that the Company may grant; and

WHEREAS, upon the forfeiture of any unexercised non-qualified stock options granted under the Plan, the forfeited option shares will be available for further grants under the Plan; and

WHEREAS, both the Employee and the Company recognize that making the forfeited option shares available for re-grant under the Plan is beneficial to both the Company and to all employees who participate in the Plan; and

WHEREAS, the Employee wishes to forfeit the Employee’s Unexercised Options, so as to make them available for further grants under the Plan, and the Company wishes to agree to such forfeiture.

NOW, THEREFORE, IT IS AGREED, by and between the Employee and the Company, that as of the date of the Agreement Date, all Unexercised Options previously granted to the Employee are forfeited, and the Employee shall have no further rights in such Unexercised Options.

IN WITNESS WHEREOF, the Employee has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first set forth above.

“Employee”

(Employee Name)		(Seal)

Dated: December 15, 2008

“Company”

Caraustar Industries, Inc.

By:	/s/ Michael J. Keough	(Seal)
Its:	President and CEO
Dated:	December 15, 2008